Exhibit 3.12

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “6297782 LLC”, CHANGING ITS NAME FROM “6297782 LLC” TO “SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF SEPTEMBER, A.D. 2024, AT 8:17 O’ CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
7526837 8100 SR# 20243639357	Authentication: 204357558 Date: 09-10-24

You may verify this certificate online at corp. delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF FORMATION

The undersigned authorized person, desiring to amend the limited liability company formation pursuant to Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is 6297782 LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company shall be amended to be “South Bow USA Infrastructure Holdings LLC".

By:	/s/ Gary Salsman
Authorized Person

Name:	Gary Salsman
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 08:17 AM 09/10/2024 FILED 08:17 AM 09/10/2024 SR 20243639357 - File Number 7526837